FIRST AMENDMENT TO TERM NOTE

WHEREAS, ADVANCED MICROSENSORS CORPORATION, a New York corporation having its principal place of business at 333 South Street, Shrewsbury, Massachusetts 01545 (the “Borrower”) executed and delivered to MASSACHUSETTS DEVELOPMENT FINANCE AGENCY, a body corporate and politic created under and acting pursuant to authority derived from Chapter 23G of the Massachusetts General Laws, as amended, having a principal place of business at 160 Federal Street, Boston, Massachusetts 02110 (the “Lender”), a Term Note dated as of October 13, 2011 in the original principal amount of TWO MILLION DOLLARS ($2,000,000) (the “Note”); and

WHEREAS, the Borrower and the Lender desire to amend the Note.

NOW, THEREFORE, the parties hereto, each in consideration of the acts and promises of the other and for other good and valuable consideration paid, the receipt and sufficiency of which is hereby acknowledged by each, agree as follows:

A.           AMENDMENTS TO THE NOTE

1.             Restate the fourth paragraph on Page 1 of the Note as follows:

“The unpaid principal of this Note from time to time outstanding shall bear interest, payable monthly in arrears and computed on the basis of the actual number of days elapsed over a year assumed to have 360 days, at a rate per annum equal to 6.25% (the “Interest Rate”). Notwithstanding the foregoing, from the date hereof through and including the Paydown Date (as defined herein), additional interest of 3% shall accrue on the outstanding principal amount due under this Note (the “Additional Interest”).

2.             Restate the second paragraph on Page 2 of the Note as follows:

“Commencing on the first day of the thirteenth (13th) month following the month in which the First Payment Date occurs, and continuing on the same day of each successive month thereafter, or if any such day is not a Business Day, on the next succeeding Business Day, the Borrower shall pay equal constant monthly installments of the outstanding principal and accrued interest (at the Interest Rate) in an amount as shall fully amortize the outstanding principal balance of this Note on October 13, 2018 (the “Maturity Date”).  The entire indebtedness evidenced by this Note, if not earlier paid, shall be due and payable on the Maturity Date.  “Business Day” means any day on which the Lender is open for business.

Prior to the Maturity Date, the Borrower shall make a one-time lump sum principal payment of $500,000 (the “Paydown Amount”) to the Lender (such payment date shall be referred to as the “Paydown Date”) plus the Additional Interest.  Notwithstanding any other provision to the contrary, the Paydown Amount may be reasonably adjusted by the Lender following the Lender’s appraisal of the machinery and equipment which is part of the Lender’s collateral.  The Lender will give the Borrower notice of the adjusted Paydown Amount prior to the planned Paydown Date.”

3.           Restate the fourth paragraph on Page 2 of the Note as follows:

“The Borrower may, at any time, prepay any part or all of the unpaid principal balance of this Note.  If the Borrower prepays any of the outstanding principal of this Note, other than the $500,000 set forth in the second paragraph on page 2 of this Note, the Borrower will also pay to the Lender, simultaneously with such prepayment, a prepayment fee equal to one percent (1%) of the amount prepaid.  If, during the Loan term, any of the following events occur: (i) the sale of all or substantially all of the assets or the capital stock of the Borrower, or (ii) the merger with another entity or acquisition by another entity of the Borrower (“Triggering Event”), then, upon the earliest Triggering Event to occur, the Lender may accelerate this Note.”

B.           MISCELLANEOUS

1.            All payments to the Lender pursuant to the Note will be made by the Borrower to the Lender at the following address: Massachusetts Development Finance Agency, 89 Shrewsbury Street, Suite 300, Worcester, Massachusetts 01604.

2.            All capitalized terms used herein and not defined herein have the meaning ascribed in the Note.

3.           This First Amendment to Term Note will be attached to and become a part of the Note.

4.           Except as herein expressly modified, the Note and any other loan documents associated therewith shall remain unchanged, are in full force and effect, and are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Term Note as an instrument under seal as of the ____ day of May, 2013.

ADVANCED MICROSENSORS CORPORATION

/s/	By: /s/
Witness	Name: Glenn Fricano
Title: CEO

MASSACHUSETTS DEVELOPMENT FINANCE CORPORATION

/s/	By: /s/
Witness	Name:
Title:

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